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                                 EXHIBIT 10(bw)

                        ADDENDUM TO EMPLOYMENT AGREEMENT

        THIS ADDENDUM to Employment Agreement is entered into as of the first day of February, 1997 between THE CLARIDGE AT PARK PLACE, INCORPORATED, a New Jersey corporation ("Claridge") and Jean I. Abbott, an individual residing at 48 English Lane, Egg Harbor Township, NJ 08234 ("Executive").

        WHEREAS, the Claridge and the Executive have entered into an Employment Agreement effective as of November 1, 1996 (the "Employment Agreement"); and

        WHEREAS, the Claridge desires greater assurance of the Executive's continued employment with the Claridge in the event of a potential change of control of, or other extraordinary transaction involving, the Claridge; and

        WHEREAS, the Claridge and the Executive have agreed to amend the Employment Agreement to revise the terms thereof as provided below.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Addendum, the parties agree as follows:

        1. The Executive confirms his or her desire to remain in the employ of the Claridge.

        2. The third and fourth sentences of paragraph 7 (Sale of the Claridge) of the Employment Agreement are hereby amended to read in their entirety as follows:

            If (x) during the term of this Agreement: (a) a Change of Control (as defined below) of the Claridge occurs; or (b) by any other transaction this Agreement is assigned to an entity not controlled by the Board of Directors of the Company as constituted on the date hereof, and (y) during the period commencing on the date on which either (a) or (b) occurs and ending on the second anniversary thereof, any of the following occurs: (a) the Successor Company (as defined below) fails to employ the Executive in Atlantic City, New Jersey or within 25 miles thereof, or (b) the Successor Company terminates the employment of the Executive other than for Cause (as defined below), or (c) the rate of compensation paid by the Successor Company to the Executive (without giving effect to any element of Compensation attributable to supplemental Executive Retirement Plans or Long-Term Incentive Plans) is diminished, or (d) the duties, responsibilities or title of the Executive with the Successor Company are diminished in any material respect from the duties, responsibilities and title of the Executive with the Claridge on the date hereof, then the Executive shall, within seven days after any such occurrence of (a), (b), (c) or (d) under


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            Clause (y), receive a payment from the Successor Company in cash of
            $400,000 (the "Severance Payment"). For purposes of the foregoing, "Change of Control" shall mean the occurrence of any of the following events: (i) the sale, lease, transfer, conveyance or other disposition of all or substantially all of the assets of (x) The Claridge Hotel and Casino Corporation (the "Company") and its subsidiaries or (y) Atlantic City Boardwalk Associates, LP (the "Partnership"); (ii) the liquidation or dissolution of the Company or the Claridge; (iii) the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy vote, written notice or otherwise) the acquisition by any "person" or related group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor provisions to either of the foregoing, including any "group" acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Company's existing management, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combinations or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provisions) of 50% or more of the total voting power entitled to vote in the election of the Board of Directors of the Company or such person surviving the transaction; (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Company's Board of Directors together with any new directors whose election or appointment by such board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously approved) cease for any reason to constitute a majority of the Company's Board of Directors then in office; (v) the Company fails to own, directly or indirectly, 100% of the capital stock of the Claridge or 100% of the capital stock of any other person holding a gaming license to operate the Claridge Casino Hotel in Atlantic City, New Jersey (the "Casino"); or (vi) the ownership of the Casino by any entity other than the Partnership, the Company, the Claridge or any successor entity or subsdiary or affilate of any of them; "Successor Company" shall mean the Claridge, or if a Change in Control occurs as a result of a merger of the Claridge or the Company, the Successor Entity of such merger, or if a Change of Control of the Claridge occurs as a result of a sale of assets of the Claridge, the entity which purchases such assets, or if the Employment Contract has been assigned by the Claridge to


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            another entity, such other entity; "Cause" shall have the meaning given to it in paragraph 5(a)(ii) hereof. Upon receipt of the Severance Payment, the Executive shall not be entitled to any payment for termination under any provision of paragraph 5 of this Agreement and in addition shall not be entitled to any payment or to receive any other asset or item of value under the Company's Supplemental Executive Retirement Plan or Long-Term Incentive Plan.

        3. Except as provided in paragraph 1 above, the Employment Agreement in all other respects remains in full force and effect and is not modified by this Addendum.

        IN WITNESS WHEREOF, this Amendment Agreement has been executed by duly authorized officer of the Claridge and by the Executive.

WITNESS:


/s/ Frank A. Bellis                             /s/ Jean I. Abbott
-------------------                             ------------------------------
                                                JEAN I. ABBOTT
                                                THE CLARIDGE AT PARK PLACE,
                                                INCORPORATED
ATTEST:


                                                /s/ James M. Montgomery
-------------------                             ------------------------------
                                                JAMES M. MONTGOMERY
                                                CHAIRMAN OF THE HUMAN RESOURCES
                                                AND COMPENSATION COMMITTEE